SHUMAKER WILLIAMS, P.C.
                            3425 SIMPSON FERRY ROAD
                         CAMP HILL, PENNSYLVANIA 17011
                                  717-763-1121


                                         November 12, 1998


Mr. Walter E. Daller, Jr.                      Mr. Joseph G. Bechtel
President and CEO                              President
HARLEYSVILLE NATIONAL CORPORATION              NORTHERN LEHIGH BANCORP, INC.
483 Main Street                                502 Main Street
Harleysville, PA  19438                        Slatington, PA 18080


            RE:      Merger of Northern Lehigh Bancorp, Inc.
                     Our File No. 649-98

Gentlemen:

     In connection with the proposed offering of up to 515,858 shares of common stock, par value $1.00 per share (the "Common Stock"), by Harleysville National Corporation (the "Company"), covered by the Company's Registration Statement on Form S-4 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to the Common Stock, we, as special counsel to the Company, have reviewed:

1.   Articles of Incorporation of the Company;

2.   The Bylaws of the Company;

3. Resolutions adopted by the Board of Directors of the Company relating to the Registration Statement, certified by the Secretary of the Company;

4. The Agreement and Plan of Reorganization, dated as of July 28, 1998, by and among, the Company, HNC North, Inc., The Citizens National Bank of Lansford, Northern Lehigh Bancorp, Inc. And The Citizens National Bank of Slatington (the "Agreement");

Mr.Walter E. Daller, Jr.
President and CEO
HARLEYSVILLE NATIONAL CORPORATION
Mr. Joseph G. Bechtel
President
NORTHERN LEHIGH BANCORP, INC.
November 12, 1998
Page 2


5.   The Registration Statement; and

6.   Copies of the certificates representing shares of the Common Stock.

Based on our review of the foregoing, it is our opinion that:

     a.  The  Company  has  been  duly  incorporated   under  the  laws  of  the
Commonwealth of Pennsylvania and is validly existing and in good standing under the laws of the Commonwealth; and

     b. The Common Stock covered by the Registration Statement has been duly authorized and, when issued pursuant to the terms described in the Registration Statement and the Agreement, will be legally issued by the Company and fully paid and non-assessable.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to us in the related Proxy Statement/Prospectus. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                               Very truly yours,


                                               /s/ Shumaker Williams, P.C.
                                               ----------------------------
                                               SHUMAKER WILLIAMS, P.C.